UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2006
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Warwick Valley Telephone Company (the “Company”) today mailed to its shareholders an informational newsletter to announce the conclusion of its strategic options review process. The newsletter also indicates that the Board of Directors has declared a special dividend of $1.00 per share to holders of Common Shares, the regular fourth quarter dividend of $0.20 per share for Common Shares, and the regular fourth quarter dividend of $1.25 per share to holders of Preferred Shares. All of these dividends have a record date of December 20, 2006, and will be paid on December 31, 2006.

A copy of this newsletter is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
99.1	Shareholders letter dated November 13, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)

Date: November 14, 2006	By:	/s/ Herbert Gareiss, Jr.

	Name:	Herbert Gareiss, Jr.
	Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Shareholders Newsletter dated November 13, 2006.